AgFeed Industries Will Report Record 3rd Quarter Financial Results in the Week of October 29, 2007

SHANGHAI, China, October 29, 2007 (PRIME NEWSWIRE) — AgFeed Industries, Inc. (Nasdaq Global Market: FEED) (website:http://www.agfeedinc.com), a leader in China's premix animal nutrition industry, today announced that that the Company will report record earnings during the week of October 29 for its third quarter ended September 30, 2007.

About AgFeed Industries, Inc.

AgFeed Industries is a U.S. company with its main operations in China. AgFeed is a public company listed on the NASDAQ Global Market in the United States. Through its operating subsidiaries in China, AgFeed is a leading manufacturer, marketer and distributor of premix animal nutrition products targeting China's growing animal feed market. China's animal feed market was approximately $40 billion in 2006 according to China Feed Industry Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the ``safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect AgFeed's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in AgFeed's filings with the Securities and Exchange Commission.

Contact:
          AgFeed Industries, Inc.
          Mr. Sam Zhou, Corporate Development
          Tel: 011-86-13925912908
          Email: info@agfeedinc.com
          Website: www.agfeedinc.com

Source: AgFeed Industries, Inc.